SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

RENAISSANCE MEDIA GROUP LLC
RENAISSANCE MEDIA (LOUISIANA) LLC
RENAISSANCE MEDIA (TENNESSEE) LLC
RENAISSANCE MEDIA CAPITAL CORPORATION
(Exact name of registrants as specified in their charter)

Delaware
Delaware
Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-56679	14-1803051
333-56679-02	14-1801165
333-56679-01	14-1801164
333-56679-03	14-1803049
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 13, 2006, Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation. (together, the Issuers), entered into a Senior Notes Exchange Agreement (the "Agreement") to exchange $37,233,000 of its 10% Senior Discount Notes due 2008 for new notes of Charter Communications Operating LLC and Charter Communications Capital Corp. (the, "CCO Issuers").  In the Agreement, the Issuers agreed to issue and sell, in a private transaction under Rule 144A, $37,372,000 in principal amount of 8 3/8% Senior Notes due 2014 under terms and conditions identical to the CCO Issuers’ currently outstanding 8-3/8% Senior Second Lien Notes due 2014 (the "New Notes").   The exchange for the New Notes closed on March 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

RENAISSANCE MEDIA GROUP LLC
RENAISSANCE MEDIA (LOUISIANA) LLC
RENAISSANCE MEDIA (TENNESSEE) LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: March 16, 2006

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President and General Counsel

 RENAISSANCE MEDIA CAPITAL CORPORATION
 Registrant

Dated: March 16, 2006

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President and General Counsel